Exhibit 99.1

Opendoor Distributes Special Dividend of Tradable Warrants to Shareholders

SAN FRANCISCO, Nov. 21, 2025 (GLOBE NEWSWIRE) — Opendoor Technologies Inc. (Nasdaq: OPEN) (“Opendoor” or the “Company”) today announced the distribution of warrants to purchase the Company’s common stock to its registered stockholders and certain convertible noteholders on Friday, November 21, 2025 (the “Distribution Date”), in accordance with the previously announced special dividend in the form of warrants. As previously announced, each stockholder of record as of 5:00 p.m. New York City time on November 18, 2025 (the “Record Date”) received three series of warrants—Series K, Series A, and Series Z—one (1) warrant of each series for every thirty (30) shares of the Company’s common stock held, rounded down to the nearest whole number.

“This warrant dividend is a statement of confidence — in our business, in our plan, and in the long-term value we’re building,” said Kaz Nejatian, Chief Executive Officer of Opendoor. “For too long, shareholders have been treated as an afterthought. We’re reversing that. Real alignment isn’t a slogan — it’s structural. This dividend puts that principle into practice and is a concrete step in rebuilding our relationship with shareholders through actions, not promises.”

The warrants were distributed by the Company’s warrant agent and are exercisable for cash on and following the Distribution Date, in accordance with the terms of the warrant agreement, subject to the Company’s ability to change the exercise method to net exercise as provided in the warrant agreement. A form of warrant agreement was filed as an exhibit to the Form 8-A warrant registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on November 21, 2025.

Warrant Terms

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Eligibility: To be eligible to receive warrants, an investor must have been a shareholder of record as of the November 18, 2025 Record Date. Investors should contact their brokers with any questions regarding their holder status as of the Record Date.

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Distribution Ratio: For each thirty (30) shares of common stock held as of the Record Date, a shareholder of record as of the Record Date received one (1) Series K warrant, one (1) Series A warrant, and one (1) Series Z warrant (rounded down to the nearest whole number). No fractional warrants were issued.

●	Exercise Prices: $9.00 per Series K warrant; $13.00 per Series A warrant; $17.00 per Series Z warrant.

●	Exercise Method: Cash exercise; however, the Company may, in its sole discretion, implement a net exercise provision for any series of warrants as provided in the warrant agreement.

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Expiration: Each series will expire at 5:00 p.m. New York City time on November 20, 2026, unless the Early Expiration Price Condition (described below) is met for such series, in which case the expiration will be automatically accelerated as specified in the warrant agreement (with the Company able to elect a later expiration date).

Exhibit 99.1
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Early Expiration Price Condition: The “Early Expiration Price Condition” will be satisfied if, within any period of thirty (30) consecutive trading days, there are at least twenty (20) trading days (whether or not consecutive) after the Distribution Date on which the daily volume-weighted average price (“VWAP”) of the Company’s common stock equals or exceeds the applicable Early Expiration Trigger Price for a respective series of warrants. In the event that the Early Expiration Price Condition is satisfied for a particular series, that series will expire at 5:00 p.m. New York City time on the first scheduled trading day (or if net exercise is applicable to such series, the second scheduled trading day) following such twentieth (20th) trading day (unless the Company sets a later expiration date pursuant to the warrant agreement). The Company will announce any early expiration by press release, specifying which series is subject to early expiry. The “Early Expiration Trigger Price” for each series is initially equal to the following and will be subject to adjustment in accordance with the warrant agreement.

o	Series K warrants: Trigger Price of $10.80 (120% of $9.00 Series K exercise price)

o	Series A warrants: Trigger Price of $15.60 (120% of $13.00 Series A exercise price)

o	Series Z warrants: Trigger Price of $20.40 (120% of $17.00 Series Z exercise price)

●	Exercisability: The warrants are exercisable at any time through the Expiration Date.

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Convertible Noteholders: In lieu of an adjustment to the conversion rate, holders of the Company’s 7.000% Convertible Senior Notes due 2030 (the “2030 Convertible Notes”) as of the Record Date also received warrants at the same time and on the same terms as holders of Common Stock without having to convert such holder’s 2030 Convertible Notes, as if such holder held a number of shares of Common Stock, equal to the product of (i) the conversion rate applicable to the 2030 Convertible Notes in effect on the Record Date and (ii) the aggregate principal amount (expressed in thousands) of 2030 Convertible Notes held by such holder on the Record Date.

●	Listing: The Series K, Series A, and Series Z warrants are expected to commence trading on The Nasdaq Stock Market under the tickers OPENW (Series K), OPENL (Series A), and OPENZ (Series Z).

Resources

Shareholders are encouraged to review the information available on the Company’s Investor Relations Resource Page, which includes the Shareholder FAQ, and to contact their broker directly with any questions.

Exhibit 99.1
This Press Release and the Q&A referenced herein shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A Form 8-A registration statement and prospectus supplement describing the terms of the warrants and our common stock have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Warrant holders and holders of our common stock should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. This press release contains a general summary of the warrants. Please read the full text of the warrant agreement carefully as it contains important information about the terms of the warrants.

Forward‐Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including, without limitation: the Company’s expectations regarding the warrant distribution; and the Company’s expectations regarding the trading of the warrants on the Nasdaq Stock Market. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks include, but are not limited to market risks, trends and conditions. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 27, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Investor Relations Contact: Michael Judd, Opendoor Technologies Inc., investors@opendoor.com